UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 11, 2005

PROXYMED, INC.

(Exact name of registrant as specified in its charter)

Florida	000-22052	65-0202059

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1854 Shackleford Court, Suite 200, Atlanta, Georgia	30093-2924
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (770) 806-9918

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EX-99.1 PRESS RELEASE DATED MAY 11, 2005

Item 5.02. Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers

     On May 11, 2005, ProxyMed, Inc. (the “Company”) announced that Mr. John G. Lettko, age 47, is joining ProxyMed as Chief Executive Officer, effective May 10, 2005. Mr. Lettko served as CEO and Chairman of the Board for Viewpointe since 2001, and prior to Viewpointe, Mr. Lettko held leadership positions in Xpede, Inc. and Electronic Data Systems Corporation (EDS).

Under the terms of his employment arrangement with the Company, Mr. Lettko will be entitled to receive a base salary of $400,000 per year, and will be eligible for an annual bonus of 100% of eligible salary based upon performance criteria to be established. Mr. Lettko received a grant of options for the purchase of 400,000 common shares of PromyMed, at the price at which the Company’s shares closed on the Nasdaq system on May 10, 2005 and vesting monthly pro rata over a 4 year period. In addition, Mr. Lettko received a grant of 200,000 options to vest in four equal amounts when the Company’s share price reaches $15, $20, $25, and $30, respectively. Mr. Lettko is obligated to purchase no less than $500,000 unregistered Company shares at the price at which the Company’s shares closed on the Nasdaq system on May 10, 2005.

A copy of the Company’s press release, dated May 11, 2005, is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

Exhibits

As described in Item 5.02 of this Report, the following Exhibit is furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Press release dated May 11, 2005.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProxyMed, Inc.
Date: May 16, 2005	/s/ Gregory J. Eisenhauer
Gregory J. Eisenhauer, C.F.A.,
Executive Vice President and Chief Financial Officer

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